Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride and Lenders Sign Temporary Waiver Agreement

EVANSVILLE, Ind. — July 8, 2009 — Today, Accuride Corporation (OTCBB:  AURD) announced a temporary waiver agreement reached with the lenders party to its Fourth Amended and Restated Credit Agreement.  The temporary waiver, which addresses any failure to comply with certain financial covenants specified in the Credit Agreement, continues through August 15, 2009.  Subject to final review and adjustments, Accuride also announced that preliminary sales for its fiscal second quarter ending June 30, 2009, are in a range of $132.5 million to $135.0 million while cash and cash equivalents at the end of the quarter were approximately $47 million.

“We continue to proactively manage our liquidity to meet working capital, capital expenditures, and debt service needs for the remainder of 2009 and have agreed to minimum liquidity thresholds as part of the temporary waiver,” stated Jim Woodward, Accuride’s Senior Vice President and Chief Financial Officer.  “However, with the likelihood of non-compliance with our financial covenants we reached out to our lenders to secure a temporary waiver which provides additional time to implement a solution to enhance Accuride’s ability to withstand the current economic downturn and positions us to capitalize on an eventual market recovery.”

In exchange for the waiver, Accuride has agreed to provide detailed and regular financial information to a Steering Committee that has been formed to represent the lenders in their negotiations with Accuride and to comply with other restrictions, including restrictions on incurring additional debt, making investments, and selling assets.  In addition, Accuride has agreed to maintain an average liquidity of $35 million over a rolling five business day period and a minimum liquidity of $30 million, subject to specified Steering Committee discretion.  The temporary waiver is subject to certain early termination

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events, including the occurrence of other events of default under the Credit Agreement and payment by Accuride of interest on its outstanding senior subordinated notes which, subject to a 30-day grace period, is due August 1, 2009.

“Reaching a temporary waiver agreement with our lenders should reassure our customers, suppliers, and stockholders of our commitment to ensure that Accuride has in place the capital structure necessary to position it for short- and long-term financial health,” said Bill Lasky, Accuride’s President, CEO, and Chairman of the Board.  “Despite the prolonged negative economic and industry conditions, Accuride has maintained brand loyalty, strengthened customer relationships, and streamlined operations.  The initiatives we have implemented will position Accuride for profitable growth on the recovery side of this cycle.”

As initially disclosed in Accuride’s Form 10-Q for the quarter ended March 31, 2009, Accuride is proactively evaluating strategic alternatives to address on-going liquidity and financing concerns, including amendments to the Credit Agreement, the sale of non-core assets, and/or alternative debt structures.  Accuride’s Board of Directors has appointed a Special Committee of independent directors to identify and evaluate these alternatives, with the input of management and its financial advisors, and to recommend an appropriate course of action to the full Board.  The Special Committee has engaged Perella Weinberg Partners LP and UBS Securities LLC as its financial advisors in connection with its review.  Accuride expects to use the temporary waiver period to continue working toward implementing one or more of these strategic alternatives, and views the temporary waiver as the initial step in a broader transaction with its lenders, although the nature and parameters of this transaction are not yet defined.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions, or statements about future conditions in the economy or the commercial vehicle market.  It is important to note that Accuride’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors.  These factors could include, among other things, whether the temporary waiver provides sufficient time to address Accuride’s on-going liquidity and financing concerns, including Accuride’s ability to obtain a long term amendment to its Credit Agreement, adjust its capital structure or implement any other strategic alternative described herein.  In addition, such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Accuride’s preliminary results for its second fiscal quarter stated herein are forward-looking statements subject to change as a result of Accuride’s final review of its financial and operational results for the quarter.  Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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